UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 15, 2008
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011
(Address of principal executive offices, including zip code)
(212) 624-3700
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     With respect to the fiscal year ended December 31, 2007, the Compensation Committee of the Board of Directors of WebMD Health Corp. has approved the following bonuses to be paid by WebMD to persons who were “Named Executive Officers” for purposes of WebMD’s Proxy Statement for its 2007 Annual Meeting:

Named
Executive Officer	Title	Bonus

Wayne T. Gattinella	Chief Executive Officer of WebMD	$135,000

Nan-Kirsten Forte	Executive Vice President—Consumer Services of WebMD	$40,000

Anthony Vuolo	Chief Operating Officer of WebMD (and, for part of 2007, Executive Vice President and Chief Financial Officer of WebMD)	$125,000

The above amounts were determined by the Compensation Committee of the WebMD Board, in its discretion. In addition, the Compensation Committee of the WebMD Board approved the contribution to a Supplemental Bonus Program and Trust (the “Supplemental Bonus Trust”) of the following supplemental bonuses for the listed Named Executive Officers: $135,000 for Mr. Gattinella, $40,000 for Ms. Forte and $125,000 for Mr. Vuolo. The amounts of the supplemental bonus contributions were determined by the Compensation Committee of the WebMD Board, in its discretion. The Supplemental Bonus Trust will distribute the supplemental bonus contributions, together with actual net interest earned on the respective amounts, to the listed Named Executive Officers as promptly as practicable following March 1, 2009 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WebMD on March 1, 2009 (unless their separation from employment occurs as a result of death or disability). Contributions to the Supplemental Bonus Trust are also being made by WebMD for the benefit of certain other WebMD officers and employees, subject to similar terms and conditions as apply to the listed Named Executive Officers.
     With respect to the fiscal year ended December 31, 2007, the Compensation Committee of the Board of Directors of HLTH Corporation has approved the following bonuses to the following executive officers of HLTH who also serve as executive officers of WebMD: (a) a bonus of $520,000 to be paid by HLTH to Martin J.

Wygod, Chairman of the Board and Acting Chief Executive Officer of HLTH and Chairman of the Board of WebMD; and (b) a bonus of $100,000 to be paid by HLTH to Mark D. Funston, Chief Financial Officer of both HLTH and WebMD. The amounts of these bonuses were determined by the Compensation Committee of the HLTH Board, in its discretion. Messrs. Wygod and Funston are not receiving 2007 bonuses from WebMD and no contributions are being made for their benefit to the Supplemental Bonus Trust. HLTH owns approximately 84% of the outstanding common stock of WebMD.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: March 20, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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